News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:        Terrance G. Finley
Chief Executive Officer and President
(205) 942-3737

BAM! ANNOUNCES NEW BOARD NOMINEE

BIRMINGHAM, AL (May 9, 2013) – Books-A-Million, Inc. (NASDAQ:BAMM) today announced that the Company’s Board of Directors has nominated Edward W. Wilhelm to serve as a director of the Company and will recommend Mr. Wilhelm for election by the Company’s stockholders at the 2013 Annual Meeting of Stockholders to be held on May 28, 2013.  Mr. Wilhelm is currently Executive Vice President, Chief Financial Officer of The Finish Line, Inc., a retailer of athletic shoes, apparel and accessories, a position he has held since March 2009.  Previously, Mr. Wilhelm served in several capacities with Borders Group, Inc., including as Executive Vice President and Chief Financial Officer from 2000 to 2009.

“We are very fortunate to have identified Ed as a nominee for election as director, and we are very confident of his ability to serve,” said Clyde B. Anderson, the Executive Chairman of the Board of Directors of the Company, commenting on Mr. Wilhelm’s nomination.  “Ed has significant experience in the general retail and book industries, all of which will be invaluable to the Company.  The Board enthusiastically recommends Ed for election as a director at the Annual Meeting.”

The Company intends to file the proxy statement for the 2013 Annual Meeting of Stockholders with the Securities and Exchange Commission on May 9, 2013 and will commence mailing the proxy statement and related materials to stockholders on the same day.

ABOUT BOOKS-A-MILLION, INC.

Books-A-Million, Inc. is one of the nation’s leading book retailers and also sells on the Internet at www.booksamillion.com.  The Company presently operates 253 stores in 32 states and the District of Columbia.  The Company operates large superstores under the names Books-A-Million (BAM!), Books & Co. and 2nd & Charles and traditional bookstores operating under the names Bookland and Books-A-Million.  The common stock of Books-A-Million, Inc. is traded on the NASDAQ Global Select Market under the symbol BAMM.  For more information, visit the Company’s corporate website at www.booksamillioninc.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative; and the impact of the availability of e-content and the e-reader market. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, stockholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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